Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)
Registration Statement (Form S-8 No. 333-165154 and No. 333-168562) pertaining to the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan filed March 2, 2010 and August 5, 2010, respectively,

(ii)	Registration Statement (Form S-8 No. 333-150762) pertaining to the Papa John’s International, Inc. 2008 Omnibus Incentive Plan filed May 5, 2008,

(iii)	Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008,

(iv)	Registration Statement (Form S-8 No. 333-138427) pertaining to the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors filed November 3, 2006,

(v)
Registration Statements (Forms S-8 No. 333-86535 and No. 333-142885) pertaining to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan filed September 3, 1999 and May 11, 2007, respectively,

(vi)	Registration Statement (Form S-8 No. 333-48999 and Form S-8 No. 333-168561) pertaining to the Papa John’s International, Inc. 401(k) Plan filed March 31, 1998 and August 5, 2010, respectively, and

(vii)	Registration Statement (Form S-4 No. 33-96552) of Papa John’s International, Inc. filed September 1, 1995,

of our reports dated February 22, 2011, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and the effectiveness of internal control over financial reporting of Papa John’s International, Inc., included in this Annual Report (Form 10-K) for the year ended December 26, 2010.

/s/ Ernst & Young LLP

Louisville, Kentucky
February 22, 2011